Exhibit 99a
[Allegheny Energy Company Logo]
NEWS RELEASE
For Media, contact: Guy A. Fletcher Senior Writer 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: 301-790-6174 Media Hotline: 1-888-233-3583 E-Mail: gfletch@alleghenyenergy.com	For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
M. Beth Straka General Manager, Investor Relations 4350 Northern Pike Monroeville, PA 15146-2841 Phone: (412) 856-3731 E-Mail: mstraka@alleghenyenergy.com
FOR IMMEDIATE RELEASE Allegheny Energy Appoints New General Counsel

          Hagerstown, Md., July 22, 2003 - Allegheny Energy, Inc. (NYSE: AYE) announced today that David B. Hertzog, a partner at the law firm of Winston & Strawn, has been named Vice President and General Counsel of Allegheny Energy, effective July 28, 2003. He succeeds Thomas K. Henderson, formerly Vice President and General Counsel.

          Paul J. Evanson, Allegheny Energy's Chairman, President, and Chief Executive Officer, said, "David's strong legal background, with extensive experience in corporate finance, accounting, and securities laws, will be a great benefit to Allegheny. We welcome him to our team."

          Mr. Hertzog joined Winston & Strawn as a partner in 1999. His professional experience includes work in public and private financial transactions, securities transactions, including securities investigatory matters, and merger and acquisition transactions. He also has an extensive background in accounting, including advising on various accounting issues in financial transactions. Previously, Mr. Hertzog was managing partner of the law firm of Hertzog, Calamari and Gleason for 23 years and, prior thereto, was with Cravath Swaine & Moore.

          He is a graduate of the University of Pennsylvania's Wharton School of Finance and Commerce, where he earned a Bachelor of Science degree in 1966. He received his Juris Doctorate, cum laude, from New York University in 1969. Mr. Hertzog is a member of the New York Bar, as well as the American Bar Association and The Association of the Bar of the City of New York.

          Consistent with the revised New York Stock Exchange listing standards recently approved by the U.S. Securities and Exchange Commission, Allegheny Energy stated that Mr. Hertzog will receive an inducement award of 300,000 stock units on January 2, 2004. The number of units is subject to upward adjustment, based on Allegheny Energy's stock price, pursuant to a formula summarized in a report on Form 8-K, which Allegheny Energy is filing with the SEC. One-fifth of the units vest on each of July 18, 2004, July 18, 2005, July 18, 2006, July 18, 2007, and July 18, 2008. Payment of the units will be made in either shares of Allegheny Energy stock or in cash, as will be determined by the Company.

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          With headquarters in Hagerstown, Md., Allegheny Energy is an integrated energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities; and Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia. More information about the Company is available at www.alleghenyenergy.com.

          Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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